UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2011

Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas  66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05               Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)           On September 14, 2011, the Board of Directors of Euronet Worldwide, Inc. (“Euronet”) amended and restated Euronet’s Code of Business Conduct & Ethics for Directors, Officers and Employees (“Code of Conduct”).  The amended and restated Code of Conduct will become effective in conjunction with Euronet's implementation of a compliance training program for employees relating to the revised Code of Conduct. At the time the revised Code of Conduct becomes effective, Euronet will post the revised Code of Conduct on its website at http://www.ir.euronetworldwide.com/documents.cfm under the Corporate Governance menu. The existing Code of Conduct will continue to apply until that time.

A number of the amendments to the Code of Conduct involve changes in language, appearance and style which are designed to enhance readers' understanding of its provisions. The Code of Conduct is also amended to (i) reference other Euronet policies relating to compliance, (ii) update and expand the provisions relating to improper payments to expressly include payments to non-governmental entities and to include the U.K. Bribery Act, and (iii) highlight provisions prohibiting retaliation for reporting violations of the Code of Conduct.

The foregoing description does not purport to be a complete description of the amendments to the Code of Conduct and the above description is qualified in its entirety by reference to the complete Code of Conduct, as amended and restated, which will be available on Euronet’s website upon effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President - General Counsel

Date:  September 19, 2011